UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2013

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Avon Products, Inc. (the “Company”) announced that Nancy Killefer has been elected to its Board of Directors, effective September 1, 2013. Ms. Killefer has also been appointed to serve on the Audit Committee of the Board. As a non-management director, she will be compensated for her services in the manner described under “Director Compensation” in the Company's Proxy Statement, dated April 2, 2013.

Ms. Killefer, age 59, serves as Senior Partner at McKinsey & Company, an international management consulting firm. Ms. Killefer was elected Director in 1992 and will retire on August 31, 2013. Ms. Killefer joined McKinsey in 1979 and served in a number of leadership roles, including as a member of the firm's governing board. She led the firm's recruiting and chaired several of the firm's personnel committees. From 2000 to 2007, she ran McKinsey's Washington, D.C. office. From 1997 to 2000, Ms. Killefer served as Assistant Secretary for Management, Chief Financial Officer and Chief Operating Officer at the U.S. Department of the Treasury. In 2000, she returned to McKinsey to establish and lead the firm's Public Sector Practice. She also served as a member of the IRS Oversight Board from 2000 to 2005 and as chair of that body from 2002 to 2004.

As disclosed in the Form 8-K filed by the Company on April 26, 2013, Kimberly A. Ross, Executive Vice President & Chief Financial Officer of the Company, will resign from her Board position, effective on September 1, 2013, when Ms. Killefer joins the Board.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

Date: August 12, 2013

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